UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Issuance of 9.750% Senior Notes due 2017

On March 21, 2011, Lantheus Medical Imaging, Inc. (the “Company”) issued $150,000,000 in aggregate principal amount of 9.750% Senior Notes due 2017 (the “New Notes”), which mature on May 15, 2017, as “additional notes” pursuant to an indenture (as supplemented, the “Indenture”), dated as of May 10, 2010, among the Company, the guarantors party thereto and Wilmington Trust FSB, as trustee (the “Trustee”). Prior to the issuance of the New Notes, $250,000,000 aggregate principal amount of 9.750% Senior Notes due 2017 were outstanding. The Indenture provides that the New Notes are general unsecured, senior obligations of the Company and are fully and unconditionally guaranteed on a senior unsecured basis by the Company’s parent, Lantheus MI Intermediate, Inc., and by each of the Company’s existing and future wholly-owned domestic subsidiaries.  The Company will use the net proceeds from the sale of the Notes to, among other things, (i) make a distribution to Lantheus MI Holdings, Inc., the Company’s ultimate parent, to allow it to repurchase the remainder of its outstanding preferred stock and to pay a dividend to its common security holders and (ii) pay related fees and expenses.  A copy of the press release related to the issuance of the New Notes is attached hereto as Exhibit 99.1 and incorporated herein by reference.  A copy of the Indenture is hereby incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 6, 2010 (File Number 333-169785).

The Company will pay interest on the New Notes at 9.750% per annum, semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2011.

The Company may redeem some or all of the New Notes at any time after May 15, 2014, at the redemption prices set forth in the Indenture.  The Company may redeem some or all of the New Notes prior to May 15, 2014 at a price equal to 100% of the principal amount of the New Notes redeemed plus accrued and unpaid interest to the redemption date, plus a “make-whole” premium.  In addition, the Company may redeem up to 35% of the New Notes until May 15, 2013, with the proceeds of certain equity offerings at a redemption price equal to 109.750% of the principal amount of the New Notes redeemed plus accrued and unpaid interest to the redemption date.  If the Company sells certain assets or undergoes certain kinds of changes of control, it must offer to repurchase the New Notes.

The Indenture contains covenants that limit the Company’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional debt; (ii) pay dividends or make other distributions; (iii) redeem stock; (iv) issue stock of subsidiaries; (v) make certain investments; (vi) create liens; (vii) enter into transactions with affiliates; and (viii) merge, consolidate or transfer all or substantially all of its assets. These covenants are subject to important exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New Notes to be due and payable immediately.

First Supplemental Indenture

As previously disclosed, on March 14, 2011, the Company, the guarantors party to the Indenture and the Trustee entered into the First Supplemental Indenture to amend the terms of the Indenture to modify the restricted payments covenant to provide for a $150 million restricted payments basket in order to issue the New Notes.  The First Supplemental Indenture became operative on March 21, 2011 upon the issuance of the New Notes.

Second Supplemental Indenture

In order to issue the New Notes as “additional notes” under the Indenture, on March 21, 2011, the Company, the guarantors party to the Indenture and the Trustee entered into a Second Supplemental

Indenture. The Second Supplemental Indenture creates and issues the New Notes and consolidates the New Notes with the existing notes issued under the Indenture to create a single series, except for the date of issue and that interest on the New Notes will accrue from November 15, 2010.  The Second Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

On March 21, 2011, in connection with the issuance of the New Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Jefferies & Company, Inc., as representative of the initial purchasers of the New Notes.  The Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Subject to the terms of the Registration Rights Agreement, among other things, the Company will file a registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to notes (the “Exchange Notes”) having identical terms in all material respects as the Notes, except that the Exchange Notes will be registered under the Securities Act.  The Registration Rights Agreement requires the Company to use commercially reasonable efforts to cause the registration statement related to the Exchange Notes to be declared effective within 270 days after the issue date of the New Notes. If the Company fails to meet this requirement holders of the New Notes will be entitled to the payment of additional interest. In certain limited circumstances, the Company will be required to file a shelf registration statement to cover resales of the New Notes by holders thereof.

Amendment to Revolving Credit Facility

On March 21, 2011, the Company also entered into an amendment of its existing revolving credit facility with a syndicate of banks and Bank of Montreal, as the administrative agent (the “Amendment”).  The Amendment allows the Company to use the net proceeds of the New Notes to make a distribution to Holdings to allow it to repurchase the remainder of its outstanding preferred stock and to pay a dividend to its common security holders.  Additionally, the Amendment also increases the consolidated total leverage ratio to accommodate the additional $150.0 million of debt contemplated by this offering and decreases the consolidated interest coverage ratio to accommodate the associated increase in semi-annual interest payments. The Amendment also reduces the effective interest rate for borrowings thereunder.  The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The foregoing summaries do not purport to be complete and are qualified in their entireties by reference to the Indenture, the Registration Rights Agreement, the First Supplemental Indenture, the Second Supplemental Indenture and the Amendment.

Item 2.03               Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03               Material Modification to the Rights of Security Holders.

The information set forth under Item 1.01 above regarding the Supplemental Indenture is incorporated by reference into this Item 3.03.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits.
4.1	Second Supplemental Indenture, dated March 21, 2011, among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC as guarantors, and Wilmington Trust FSB.
4.2

Registration Rights Agreement, dated March 21, 2011, by and among Lantheus Medical Imaging, Inc., Jefferies & Company, Inc., as representative of the initial purchasers and the guarantors party thereto.

10.1

Amendment No. 1 to Credit Agreement, dated as of March 21, 2011, among Lantheus Medical Imaging, Inc., as borrower, Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, Bank of Montreal, as administrative agent, Harris N.A., as collateral agent and the other lenders party thereto.

99.1	Press Release, dated March 21, 2011, related to the offering of the New Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Vice President and General Counsel

Date: March 21, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibits.
4.1	Second Supplemental Indenture, dated March 21, 2011, among Lantheus Medical Imaging, Inc., Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC as guarantors, and Wilmington Trust FSB.
4.2

Registration Rights Agreement, dated March 21, 2011, by and among Lantheus Medical Imaging, Inc., Jefferies & Company, Inc., as representative of the initial purchasers and the guarantors party thereto.

10.1

Amendment No. 1 to Credit Agreement, dated as of March 21, 2011, among Lantheus Medical Imaging, Inc., as borrower, Lantheus MI Intermediate, Inc. and Lantheus MI Real Estate, LLC, as guarantors, Bank of Montreal, as administrative agent, Harris N.A., as collateral agent and the other lenders party thereto.

99.1	Press Release, dated March 21, 2011, related to the offering of the New Notes.